Exhibit 10.3

AMENDMENT NO. 1 TO
VOTING AND SUPPORT AGREEMENT

THIS AMENDMENT NO. 1 TO VOTING AND SUPPORT AGREEMENT (this “Amendment”) is made and entered into as of September 22, 2015, by and among SFX Entertainment, Inc., a Delaware corporation (the “Company”), Sillerman Investment Company III LLC, a Delaware limited liability company (“SIC”), ESFX LLC, a Delaware limited liability company (“ESFX”) and Robert F. X. Sillerman (“Sillerman” and, together with SIC and ESFX, the “Stockholders”).  The Company and the Stockholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.  All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Voting Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Stockholders are parties to the Voting and SupportAgreement, dated as of September 17, 2015 (the “Voting Agreement”), pursuant to which the Stockholders have agreed to support a transaction recommended by the Special Committee and vote in favor of the adoption of a Definitive Agreement for any such Recommended Transaction; and

WHEREAS, in accordance with Section 5.4 of the Voting Agreement, the parties desire to amend the Voting Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Company and the Stockholders hereby agree as follows:

1.                                      Section 4.1 of the Voting Agreement.  Section 4.1 of the Voting Agreement is hereby amended by deleting the date of “October 3, 2015”in Section 4.1(b) and in the proviso following Section 4.1(c) and inserting in lieu thereof in both places “December 31, 2015”.

2.                                      Effect on Voting Agreement.  This Amendment shall amend and supersede the Voting Agreement and the agreements specifically contemplated or referenced therein to the extent of the terms hereof.  The Voting Agreement and the agreements specifically contemplated therein, except as amended and superseded hereby, are and shall remain in full force and effect.  In the event of a conflict of the terms of this Amendment and the Voting Agreement and the agreements specifically contemplated or referenced therein, the terms of this Amendment shall control.  From and after the date hereof, each reference in the Voting Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Voting Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Voting Agreement, as modified by this Amendment.

3.                                      Entire Agreement.  This Amendment, together with the Voting Agreement and the agreements specifically contemplated or referenced therein, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

4.                                      Choice of Law.  This Amendment and its validity, construction, enforcement and interpretation shall be interpreted, governed by and construed in accordance with the law of the State of

Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

5.                                      Counterparts; Facsimile Signatures.  This Amendment may be executed by facsimile or other electronic means in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

SFX Entertainment, Inc.

By:	/s/ Richard Rosenstein
Name: Richard Rosenstein
Title: CFO

/s/ Robert F. X. Sillerman
Robert F. X. Sillerman

Sillerman Investment Company III LLC

By:	/s/ Robert F. X. Sillerman
Name: Robert F. X. Sillerman
Title: Manager and Sole Member

EFSX LLC

By:	/s/ Robert F. X. Sillerman
Name: Robert F. X. Sillerman
Title: Manager